EXHIBIT 99.1

Donegal Group Inc. Announces First Quarter 2021 Conference Call and Webcast

MARIETTA, Pa., March 22, 2021 (GLOBE NEWSWIRE) -- Donegal Group Inc. (NASDAQ:DGICA) and (NASDAQ:DGICB) announced that the Company plans to hold a live conference call and webcast on Tuesday, April 27, 2021, at 11:00AM Eastern Time, to discuss its results for the first quarter ended March 31, 2021.   You may listen to the webcast by accessing the event link on the Company's investor website at http://investors.donegalgroup.com. The Company will release its quarterly results on April 26, 2021 after the closing of regular trading on the NASDAQ Stock Market.

About Donegal Group Inc.

Donegal Group Inc. is an insurance holding company whose insurance subsidiaries and affiliates offer personal and commercial property and casualty lines of insurance in 24 Mid-Atlantic, Midwestern, New England, Southern and Southwestern states. Donegal Mutual Insurance Company and the insurance subsidiaries of Donegal Group Inc. conduct business together as the Donegal Insurance Group. The Donegal Insurance Group has an A.M. Best rating of A (Excellent).

The Class A common stock and Class B common stock of Donegal Group Inc. trade on the NASDAQ Global Select Market under the symbols DGICA and DGICB, respectively. We are focused on several primary strategies, including achieving sustained excellent financial performance, strategically modernizing our operations and processes to transform our business, capitalizing on opportunities to grow profitably and delivering a superior experience to our agents and customers.

For Further Information:

Jeffrey D. Miller
Executive Vice President and Chief Financial Officer
Phone: (717) 426-1931
E-mail: investors@donegalgroup.com

Adam Prior
Senior Vice President, The Equity Group Inc.
Phone: (212) 836-9606
E-mail: aprior@equityny.com